K&L | GATES	Kirkpatrick & Lockhart Preston Gates Ellis LLP 1601 K Street NW Washington, DC 20006-1600

T 202.778.9000 www.klgates.com

March 26, 2008

The Dreyfus/Laurel Funds, Inc.

200 Park Avenue

New York, NY 10166

Ladies and Gentlemen:

We have acted as counsel to The Dreyfus/Laurel Funds, Inc., a Maryland corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of the Company’s registration statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), registering the shares of the Dreyfus BASIC S&P 500 Stock Index Fund series (the “Acquiring Fund”) of the Company’s Common Stock, par value $.001 per share (the “Shares”), to be issued pursuant to an Agreement and Plan of Reorganization (the “Agreement”) to be entered into by the Company, with respect to the Acquiring Fund, and BNY Hamilton Funds, Inc., with respect to its BNY Hamilton S&P 500 Index Fund series (the “Acquired Fund”). The Agreement will provide for the transfer of the Acquired Fund’s assets to, and the assumption of the Acquired Fund’s liabilities by, the Acquiring Fund in exchange solely for a number of Shares (including fractional shares) determined in the manner specified in the Agreement, such Shares to be distributed to the Acquired Fund’s shareholders upon the subsequent liquidation of the Acquired Fund.

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, including the form of the Agreement filed as part thereof, the Articles of Incorporation, as amended (the “Charter”), and By-Laws of the Company, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, upon issuance of the Shares pursuant to the Registration Statement, the number of issued Shares will not exceed the number of such shares authorized to be issued under the Charter. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.         The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Company; and

2.         When issued and paid for upon the terms provided in the Agreement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

K&L | GATES	Kirkpatrick & Lockhart Preston Gates Ellis LLP 1601 K Street NW Washington, DC 20006-1600

T 202.778.9000 www.klgates.com

March 26, 2008

The Dreyfus/Laurel Funds, Inc.

200 Park Avenue

New York, NY 10166

Ladies and Gentlemen:

We have acted as counsel to The Dreyfus/Laurel Funds, Inc., a Maryland corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of the Company’s registration statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), registering the shares of the Dreyfus Bond Market Index Fund series (the “Acquiring Fund”) of the Company’s Common Stock, par value $.001 per share (the “Shares”), to be issued pursuant to an Agreement and Plan of Reorganization (the “Agreement”) to be entered into by the Company, with respect to the Acquiring Fund, and BNY Hamilton Funds, Inc., with respect to its BNY Hamilton U.S. Bond Market Index Fund series (the “Acquired Fund”). The Agreement will provide for the transfer of the Acquired Fund’s assets to, and the assumption of the Acquired Fund’s liabilities by, the Acquiring Fund in exchange solely for a number of Shares (including fractional shares) determined in the manner specified in the Agreement, such Shares to be distributed to the Acquired Fund’s shareholders upon the subsequent liquidation of the Acquired Fund.

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, including the form of the Agreement filed as part thereof, the Articles of Incorporation, as amended (the “Charter”), and By-Laws of the Company, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, upon issuance of the Shares pursuant to the Registration Statement, the number of issued Shares of each class will not exceed the number of such shares authorized to be issued under the Charter. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.        The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Company; and

2.        When issued and paid for upon the terms provided in the Agreement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP